UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENERGY FOCUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

April 28, 2025

Dear Stockholder:

You are cordially invited to this year’s Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Wednesday, June 12, 2025, at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2025, where you will be able to listen to and participate during the live meeting, submit questions, and vote online.

We believe that a virtual stockholder meeting will provide greater access to those who may want to attend, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on April 15, 2025, will receive a Notice of Internet Availability of Proxy Materials with details on accessing these materials. Beneficial owners of our common stock at the close of business on April 15, 2025 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions to each of your voting options described in the accompanying Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on any non-routine matters without your specific instructions.

Thank you for your ongoing support of, and continued interest in, Energy Focus, Inc.

Very truly yours,

/s/ Chiao Chieh Jay Huang
Chiao Chieh Jay Huang
Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2025

TO STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) for the fiscal year ended December 31, 2024 will be held virtually on Wednesday, June 12, 2025, at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2025, where you will be able to listen to and participate during the live meeting, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.
The Annual Meeting is being held for the following purposes:
1.To elect seven directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Kin-Fu Chen, Jay (Chiao-Chieh) Huang, Gina (Mei-Yun) Huang, Wen-Jeng Chang, Shou-Jang Lee, Chao-Jen Huang, Wen-Cheng Chen;
2.To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the year ending December 31, 2025;
3.To consider and approve on an advisory basis the compensation of our named executive officers;
4.To consider and approve on an advisory basis the frequency of future advisory votes on compensation of our named executive officers; and
5.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 15, 2025 are entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof.
Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025:
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kin Fu Chen
Kin Fu Chen

Chairman of the Board Solon, Ohio April 28, 2025

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	5
PROPOSAL NO. 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL	14
PROPOSAL NO. 3 SAY-ON-PAY PROPOSAL	16
PROPOSAL NO. 4 SAY-ON-PAY FREQUENCY PROPOSAL	17
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	18
EXECUTIVE COMPENSATION AND OTHER INFORMATION	20
DIRECTOR COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
DELINQUENT SECTION 16(a) REPORTS	28
AUDIT COMMITTEE REPORT	28
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING	29
OTHER MATTERS	30
ANNUAL REPORT ON FORM 10-K	30

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Energy Focus, Inc., a Delaware corporation (“Energy Focus,” “we,” “our,” “us” or the “Company”), for use during the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, June 12, 2025, at 9:00 A.M., Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2025, where you will be able to listen to and participate during the live meeting, submit questions, and vote online.
The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2025
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at: http://www.proxyvote.com.
In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our Annual Meeting and our costs.
Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to you on or about May 1, 2025. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.
If you are a beneficial owner at the close of the Record Date (as defined below), you did not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary forwarded you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Record Date and Share Ownership
Only stockholders of record at the close of business on April 15, 2025 (the “Record Date”) will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 5,364,368 shares of common stock and 876,447 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued and outstanding as of the Record Date.
Proposals to be Voted Upon
You are being asked to vote on the following matters at the Annual Meeting:
The Annual Meeting is being held for the following purposes:
1.To elect seven directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Kin-Fu Chen, Jay (Chiao -Chieh) Huang, Gina (Mei -Yun) Huang, Wen-Jeng Chang, Shou-Jang Lee, Chao-Jen Huang, Wen-Cheng Chen (the “Director Election Proposal”);

2.To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the year ending December 31, 2025 (the “Independent Registered Public Accounting Firm Ratification Proposal”);

3.To consider and approve on an advisory basis the compensation of our named executive officers (the “Say-on-Pay Proposal”); and
4.To consider and approve on an advisory basis the frequency of future advisory votes on compensation of our named executive officers (the “Say-on-Frequency Proposal”); and
5.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting
You may vote by proxy via phone, internet and mail by following the instructions provided in the proxy materials mailed to you or your household. You may submit your vote over the Internet or mail until 11:59 p.m. E.T., June 11, 2025.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the director nominees to our Board of Directors; FOR the ratification of the independent registered public accounting firm; FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and FOR “2 YEARS” for the frequency of conducting future stockholder advisory votes on named executive officer compensation. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

On each matter to be voted on at the Annual Meeting, each share of our outstanding stock held of record as of the Record Date shall be entitled to the following votes:

Class of Stock	Votes Per Share
Common Stock	1
Series A Preferred Stock	0.01582
Each share of Series A Preferred Stock is convertible into one share of common stock. Pursuant to the Series A Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with holders of outstanding shares of our common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law. In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock is convertible. As a result, each share of Series A Preferred Stock is entitled to 0.01582 vote on each matter to be voted on at the Annual Meeting.
The presence at the Annual Meeting of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. Stockholders attending the meeting virtually shall be deemed present in person and permitted to vote at the Annual Meeting. Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are not present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.
Broker Non-Votes
Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are listed with the Nasdaq Stock Market, LLC (“Nasdaq”), the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported, we believe that your broker may NOT vote your shares on such proposals without your instructions. The Independent Registered Public Accounting Firm Ratification Proposal should be considered to be “routine” under NYSE rules and, accordingly, we believe that your broker may vote your shares on such Proposals without instructions from you, given such discretionary authority, we do not anticipate broker non-votes for this Proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should not have discretionary authority under NYSE rules to vote your shares on the Director Election Proposal, Say-on-Pay Proposal and Say-on-Frequency Proposal absent additional instructions from you.

The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
1.Director Election Proposal. The seven nominees receiving the greatest number of votes “For” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directors. Broker non-votes also will not have an effect on the outcome of the election of directors.
2.Independent Registered Public Accounting Firm Ratification Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Independent Registered Public Accounting Firm Ratification Proposal is required to approve the Independent Registered Public Accounting Firm Ratification Proposal. Nasdaq rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected for this proposal. Abstentions will have the same effect as a vote against this proposal.

3.Say-on-Pay Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Pay Proposal is required to approve Say-on-Pay Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.
4.Say-on-Frequency Proposal. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Frequency Proposal is required to approve Say-on-Frequency Proposal. Broker non-votes will have no effect on the outcome of this proposal.
The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted during the Annual Meeting. Where such proxies specify a choice with respect to the proposal, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned signed and dated but is not marked will be voted as follows:
•“For All” of the nominees for director listed in this Proxy Statement;
•“For” the Independent Registered Public Accounting Firm Ratification Proposal;
•“For” the Say-on-Pay Proposal; and
•“For” the Say-on-Frequency Proposal

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention: Corporate Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139, or by participating in the virtual Annual Meeting and voting electronically. If a proxy is properly signed and dated and not properly revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote during the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a legal proxy issued in your name. Participation in the Annual Meeting by a beneficial owner of shares that are held in “street name” will not, by itself, revoke a proxy.
Virtual Stockholder Meeting
The Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Persons who held our stock at the close of business on the Record Date may attend, vote and ask questions at the Annual Meeting by following the instructions provided.
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2025. We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on June 12, 2025. Please allow ample time for online check-in, which will begin at 8:45 a.m., Eastern Time, on June 12, 2025.
Stockholders who participate in, and vote electronically at, the virtual Annual Meeting by way of the website above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Nominees
The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by our Board. The size of our Board is currently set at eight members. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), the Board has nominated the seven nominees listed below. Of these directors, Mr. Huang and Mr. Chang were appointed in connection with an investment agreement between the Company and certain purchasers associated with Sander Electronics, Inc. (“Sander Electronics”). See “Certain Relationships and Related Transactions” below.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by our Board. Please note that if the candidacy of one or more nominees should be withdrawn, the Board may reduce the number of directors to be elected at that time. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
Set forth below for each of the nominees is certain biographical information and their age as of the Record Date:

Name	Age	Director Since	Background
Kin-Fu Chen	61	2023
Kin-Fu Chen, has founded and managed successful real estate and investment companies, including Yun Fu Yu Co. Ltd., which he has been President of since 2008. Mr. Chen has also established and operated multiple industrial companies and tourism hotels, demonstrating strong leadership, financial acumen, and strategic decision-making skills. He served as a board member for Taiwan’s largest private school. Mr. Chen contributed to strategic planning, governance, and policy development, and collaborated with fellow board members to ensure the school’s growth and success. In working with the Taiwanese government, Mr. Chen has assisted in legislative affairs, including drafting bills, conducting research, and acted as a contact point between the Taiwanese government and the U.S. Congress. He is experienced in facilitating communication and collaborations between legislators and stakeholders. Mr. Chen holds a Master of Diplomacy from National Chengchi University.

Our Board believes that Kin-Fu Chen’s extensive experience in founding and managing successful real estate and investment companies, along with his demonstrated leadership in various industries, uniquely qualify him to serve as a Board member. With a proven track record in strategic decision-making, financial acumen, and governance, Mr. Chen brings invaluable expertise to our Board. His contributions to the growth and success of Taiwan’s largest private school, as well as his involvement in legislative affairs and facilitation of communication between government entities, highlight his commitment to effective governance and collaboration. Mr. Chen’s academic background, including a Master of Diplomacy from the Graduate Institute of East Asian Studies at National Chengchi University, further enhances his qualifications to contribute meaningfully to our organization.

Jay (Chiao Chieh) Huang	51	2023
Mr. Huang has served as President of Sander Electronics since 2015, and after holding positions of increasing responsibility since 1997. As an innovative entrepreneur, Mr. Huang has more than 20 years of experience with engineering and management in the LED lighting industry, and he holds over 50 electronic and lighting related patents, including for commercial buildings, signage, and medical use. In recent years, Mr. Huang has devoted himself to the development of green energy-related products. In addition to assisting in the development of energy solutions and energy storage, he has also assisted several collaborating companies to establish a sustainable governance system. Mr. Huang graduated from St. John’s University with outstanding achievements from the Department of Electrical Engineering, where he specialized in microelectronic circuits, computer structure, engineering mathematics, microcomputer applications, system programming, interfacing technology, and electronic manufacturing.
Our Board believes Mr. Huang’s extensive tenure as President of Sander Electronics, coupled with his distinguished service on our Board since January 2023, uniquely qualifies him to serve as a Board member. With over 20 years of leadership in the LED lighting industry and over 50 patents showcasing his innovative spirit, Mr. Huang brings invaluable expertise in engineering, management, and entrepreneurship to our Board.

Wen-Jeng Chang	61	2023
Mr. Chang is an experienced finance executive and mergers & acquisition specialist. Mr. Chang has served in Yuanta Commercial Bank for 25 years, including as the Chief Representative of the Hong Kong representative office, Vice President of the offshore banking branch and the Director of the international business division of Yuanta Commercial Bank. Mr. Chang holds a bachelor’s degree of diplomacy from National Cheng Chi University and a MBA degree from George Washington University. Mr. Chang also holds advanced certifications in corporate governance, sustainability accounting, cybersecurity, and resilience. He is currently a director of Formosa Hotel Co. Ltd. and previously served as a member of the board directors of the Yuanta Savings Bank Philippines, Inc.
Our Board believes Mr. Chang’s strong financial expertise and mergers and acquisitions experience qualify him to serve as a Board member.

Shou-Jang Lee	61	2023
Dr. Shou-Jang Lee, is a published author and contributor to prominent publications in the field of finance and economics. Dr. Lee previously served as a board member of CPE Co., a fuel storage and transporting company, affiliate with the China Petroleum CPC Corporation, Taiwan. He has held key positions in public administration including serving as the General Director of Planning Department within the Yilan County Government, and Secretary to the County Mayor of Yilan County. He is an accomplished financial journalist with expertise in economic and political news coverage and he is recognized as a member of Taiwan’s prestigious national think tank. His leadership and management in public administration has expanded the business and gross income for tourism, manufacturing plants, and agriculture for Yilan county. He is also one of the key persons for developing the newly established Yilan Science Park, while also serving as a trusted advisor to high-ranking government officials and executives in the energy industry. Mr. Lee holds a Ph.D. in Economic Policy from National Chengchi University.
Our Board believes that Dr. Shou-Jang Lee’s extensive expertise in finance and economics, coupled with his experience in public administration and strategic leadership, uniquely qualify him to serve as a Board member. As a published author and contributor to prominent publications, Dr. Lee brings a wealth of knowledge and insight to our organization. His tenure as a board member of CPE Co. and his key roles in public administration highlight his ability to navigate complex business environments and drive growth.

Chao-Jen Huang	62	2023
Dr. Chao-Jen Huang is currently Director of Virtual Integrated Business Center, Policy & Economic Alliance Caring of Earth (PEACE) for establishing international collaboration platforms for global resilience and sustainability. From 2013 to 2021, Dr. Huang acted as the director general and distinguished research fellow of Commerce Development Research Institute in Taiwan. In January 2008, Dr. Huang was promoted to director general of the Taiwan Institute of Economic Research and continued to promote economic affairs and cooperation for public and private sectors where he remained until 2011. In February 2005, he became deputy director of the Institute, primarily responsible for Taiwan free trade agreement study, national southbound policy, cross-strait economic cooperation, and Taiwan-Central America comprehensive economic cooperation. From July 1998 to January 2005, Dr. Huang worked as an associate research fellow at the Taiwan Institute of Economic Research, in charge of Taiwan free trade agreement study, national southbound policy and establishing regular economic forums between Taiwan and other nations. From January 1991 to July 1992, Dr. Huang served as senior staff at the Ministry of Foreign Affairs of Taiwan, where he was responsible for Taiwan-United States diplomatic and business exchanges, and economic and trade negotiations and affairs.
Our Board believes that Dr. Chao-Jen Huang’s extensive experience as Director of Virtual Integrated Business Center at PEACE, coupled with his previous roles as director general of the Commerce Development Research Institute and the Taiwan Institute of Economic Research, uniquely qualify him to serve as a Board member.

Wen-Cheng Chen	67	2024
Wen-Cheng Chen, holds a Ph.D. in Economics from NanKai University and a Master of Accountancy from The George Washington University, coupled with CPA certification. With over two decades of extensive experience in financial management, investment, and internal control, the candidate has established a remarkable career trajectory. Highlights include serving as Chief Auditor at Tidehold Development Co., Ltd., where he spearheaded the establishment of a robust internal control system, ensuring regulatory compliance and enhancing operational efficiency. Additionally, their tenure as Vice President at Sunny Bank involved comprehensive financial management, spanning securities investment, liquidity management, and product development. Notably, at KBC Concord Asset Management Co., Ltd., he played a pivotal role in establishing the organization, overseeing regulatory compliance, and facilitating successful fundraising initiatives. Throughout his career, he has contributed articles to esteemed publications and delivered lectures on various financial topics, showcasing their expertise and commitment to advancing industry knowledge.

Our Board believes that Wen-Cheng Chen’s exceptional qualifications, including a Ph.D. in Economics and CPA certification, along with over two decades of extensive experience in financial management and investment, uniquely qualify him to serve as a Board member.

Gina (Mei Yun) Huang	61	2020
Ms. Huang has served as a member of our Board since January 2020. She is the Founder and since January 1994, has been Honorary Chairwoman of Ti Town Technology Limited, an advanced industrial and mechanical equipment manufacturer based in Taiwan that specializes in the design, production, marketing and sales of corrosion-resistant pumps and motors, advanced filters and specialty alloys for semiconductor, electronic and chemical manufacturing industries, with offices across Asia and sales across the world. Since February 1996, Ms. Huang has also been the Founder and Chairwoman of Da Fa Industrial Limited, an investment company focusing on the global mining sector, Ms. Huang has founded each of Brilliant Start Limited and Jag International Limited, both investment companies focusing on technologies and special situations. Brilliant Start Limited and Jag International Limited were both founded in 2012, and Ms. Huang has served as Chairwoman of each since they were founded. Ms. Huang is a significant stockholder in the Company. Ms. Huang received a B.A. degree in Textile Design from Vanung University in Taiwan.

Our Board believes Ms. Huang’s experience in manufacturing and her contacts with manufacturers in Asia as well as her significant investment in the Company qualify her to serve as a Board member.

Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.
Executive Officers
The following table sets forth certain information about the executive officers of the Company as of the Record Date. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information” below.

Name	Position
Jay (Chiao Chieh) Huang	Chief Executive Officer
Randy Gianas	Senior Vice President

Biographical Information
Jay Huang
Mr. Huang has served as a member of our Board since January 2023. Mr. Huang has served as President of Sander Electronics since 2015, and after holding positions of increasing responsibility since 1997. As an innovative entrepreneur, Mr. Huang has more than 20 years of experience with engineering and management in the LED lighting industry, and he holds over 50 electronic and lighting related patents, including for commercial buildings, signage, and medical use. In recent years, Mr. Huang has devoted himself to the development of green energy-related products. In addition to assisting in the development of energy solutions and energy storage, he has also assisted several collaborating companies to establish a sustainable governance system. Mr. Huang graduated from St. John’s University with outstanding achievements from the Department of Electrical Engineering, where he specialized in microelectronic circuits, computer structure, engineering mathematics, microcomputer applications, system programming, interfacing technology, and electronic manufacturing.
Randy Gianas
Mr. Gianas joined Energy Focus in October 2020 and is the Vice President of Engineering. From 2019 to 2020, Mr. Gianas served as the President of North Coast Engineered Products and was previously in engineering roles at Kichler Lighting from 2011 to 2018. He has over 10 years of engineering experience for lighting and technology companies. Mr. Gianas received his Bachelor of Science degree in Mechanical Engineering from the Cleveland State University.
Corporate Governance
Director Independence
Our Board has determined that each of the following current directors and nominees is “independent” within the meaning of the Nasdaq Marketplace Rules:
Kin-Fu Chen,
Gina (Mei -Yun) Huang,
Wen-Jeng Chang,
Chao-Jen Huang,
Shou-Jang Lee, and
Wen-Cheng Chen;

In this Proxy Statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”
Board Meetings and Committees; Annual Meeting Attendance
Our Board held a total of twenty meetings during the fiscal year ended December 31, 2024. All current directors that served during fiscal year 2024 attended at least 75% of the aggregate number of meetings of the Board and of the committees during their tenure and on which such directors served.
The Company does not have a policy regarding attendance by the directors at the Company’s annual meetings of stockholders. The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of stockholders. All but one of the then-serving directors were present virtually at the last annual meeting of stockholders on June 12, 2024.

Compensation Committee
Our Board has a standing Compensation Committee (the “Compensation Committee”), currently consisting of Mr. Chang, as chair, Ms. Huang, Mr. Lee, and Mr. Chen. Each of the members of the Compensation Committee is an Independent Director and is also independent under the Nasdaq Marketplace Rules for compensation committee membership. The Compensation Committee held three meetings in 2024. The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance. The Compensation Committee’s primary functions are to:
•receive proposals from management and review and recommend to the Board the corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his or her performance in light of such goals and objectives, and recommend to the Board for approval his or her compensation level based on this evaluation;
•develop and recommend to the Board compensation arrangements for other executive officers of the Company;
•review and recommend to the Board incentive compensation plans and equity-based plans, and administer such plans;
•review and recommend to the Board all other employee benefit plans for the Company; and
•review and make recommendations to the Board regarding compensation of the Board.
The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. Further, the Compensation Committee may delegate certain equity award grant authority and responsibilities (including ministerial duties) under the Company’s equity plan to certain other committees of the Board or to authorized officers of the Company, subject to applicable law. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters. For more information about the Company’s executive and director compensation programs, see the “Executive Compensation and Other Information” and “Director Compensation” sections of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our Board or Compensation Committee and the board or compensation committee of any other entity, nor has any interlocking relationship existed in the past.
Audit and Finance Committee
The Audit and Finance Committee of the Board (“the Audit and Finance Committee”) acts as the standing audit committee of our Board and currently consists of Mr. Chen, as chair, Mr. Chang, Ms. Huang. The Audit and Finance Committee held four meetings in 2024. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and the Nasdaq Stock Market for audit committee membership. Our Board has determined that Mr. Chen and Mr. Chang each is an “audit committee financial expert,” as defined under the rules of the SEC. Our Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.
The Audit and Finance Committee’s primary functions are to assist our Board in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. More specifically, the Audit and Finance Committee:
•appoints, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm;
•reviews and pre-approves audit and permissible non-audit services;

•reviews the scope of the annual audit;
•monitors the independent registered public accounting firm’s relationship with the Company;
•meets with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes; and
•reviews managements risk management of legal, compliance and major financial risks.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of Mr. Huang, as chair, Ms. Huang, Mr. Lee and Mr. Chang. Each of the members of the Nominating and Corporate Governance Committee is an Independent Director. The Nominating and Corporate Governance Committee held three meetings in 2024. Our Board has approved a charter for the Nominating and Corporate Governance Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.
The Nominating and Corporate Governance Committee’s primary functions are to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by the Nasdaq Stock Market or federal securities laws. More specifically, the Nominating and Corporate Governance Committee:
•determines, makes recommendations, and reviews periodically with the Board, the appropriate number of directors that shall constitute the Board, along with the qualifications required to be a director, the Board’s leadership structure and its committee structure and composition;
•conducts searches for and reviews individuals qualified to become members of the Board;
•makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted during the annual meeting of stockholders and identifies and makes recommendations to the Board regarding the selection and approval of candidates to fill vacancies on the Board;
•evaluates and makes a recommendation to the Board with respect to the “independence” of directors;
•oversees the Company’s corporate governance practices, procedures, corporate governance guidelines and other governing documents, and other governance matters required by the SEC or Nasdaq Stock Market and makes related recommendations to the Board;
•oversees the Board’s and committees’ evaluation and charter review process; and
•develops and recommends to the Board for approval, after taking into account any input provided by the Compensation Committee, a Chief Executive Officer succession plan.
The Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee, and by stockholders. While the Nominating and Corporate Governance Committee does not have minimum qualifications for candidacy, it considers a variety of criteria in assessing potential candidates, including their diversity of personal and professional background, experience, and perspective; personal and professional integrity, ethics and values; experience relevant to the Company’s industry and relevant concerns; practical and mature business judgment, including the ability to make independent analytical inquiries; the ability to commit sufficient time and attention to the activities of the Board; specific experience with accounting, finance, leadership and strategic planning; satisfaction of applicable independence criteria for independent members; and the absence of potential conflicts of interest with the Company’s interests. A stockholder who wishes to suggest a prospective nominee for the Board to consider should notify the Corporate Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., Attention: Corporate Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight
In 2024, we recommitted to building upon the transformation activities that sought to stabilize and regrow our business. These efforts include the following key developments that occurred during 2024:
On June 28, 2023, we accepted the resignation of four members of the Board of Directors (the “Board”): Jennifer Cheng, Brian Lagarto, Jeffery Parker, and Stephen Socolof. Their terms as directors would have otherwise expired at the 2024 annual meeting of Shareholders of the Company. The resignations did not involve any disagreement with the Company. On July 2, 2023, the remaining members of the Board unanimously appointed the following four new members to the Board: Kin-Fu Chen, Shou-Jang Lee, Jason Tien-Chia Tsai, and Chiao Chieh (Jay) Huang, each of the new members of the Board of Directors is an independent director under the corporate governance standards of the Nasdaq.
On August 24, 2023, the Board approved the termination of the Company’s chief executive officer and appointed Chiao Chieh (Jay) Huang to serve as the Company’s new chief executive officer. In line with this decision, Mr. Huang will discontinue his role as Chairman of the Board and the Board has appointed Kin-Fu Chen as the Chairman of the Board.
When a Chairman is in place, the Lead Director serves as a liaison between the Independent Directors, the Chairman, the Chief Executive Officer and the full Board, consults with and advises the Chairman regarding Board matters, calls and chairs meetings of Independent Directors and chairs meetings of the Board when the Chairman is not present.
It is management’s responsibility to manage risk and bring material risks to the attention of the Board. The Board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to our Board. The Audit and Finance Committee reviews risks associated with legal, compliance, cybersecurity and major financial and accounting matters, including financial reporting, accounting, disclosure, internal control over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements (there are no risks that are reasonably likely to have a material adverse effect on the Company). The Nominating and Corporate Governance Committee reviews risks associated with the Company’s corporate governance policies, as well as Nasdaq Stock Market rules and federal securities laws.
Stockholder Communications with the Board
Stockholders may communicate with our Board through the Corporate Secretary of the Company by writing to the following address: Energy Focus, Inc., Attention: Corporate Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139. Any such communication should indicate whether the communication is intended to be directed to our entire Board or to a particular director or directors, and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our Corporate Secretary will forward appropriate communications to our Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of our Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.
Insider Trading Policy and Employee, Officer and Director Hedging

Our Board has adopted an Insider Trading Compliance Policy, which governs the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees. This Policy is reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable listing standards. The Company’s Insider Trading Policy prohibits all of our executive officers, directors and other designated employees from engaging in short sales or investing in other kinds of hedging transactions or financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Code of Ethics
We have adopted a Code of Ethics and Business Conduct, which applies to all of our directors, officers, and employees. Our Code of Ethics and Business Conduct can be found on our website at www.energyfocus.com.
We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or any persons performing similar functions, and that is required to be publicly disclosed pursuant to the rules of the SEC.

PROPOSAL NO. 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION PROPOSAL
General
Our Board recommends that the stockholders ratify the selection of GBQ Partners LLC (“GBQ”) as the Company’s independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2025. The Audit and Finance Committee approved the selection of GBQ as our independent registered public accounting firm for fiscal year 2025.
We engaged GBQ as our independent registered public accounting firm on May 24, 2019. In order to ensure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit and Finance Committee and the Board believe that the continued retention of GBQ to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
We expect that a representative of GBQ will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires our Audit and Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. If our stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain GBQ and may retain any firm without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Accountant Fees and Services
GBQ, an independent member of the BDO Alliance USA, provided audit services to the Company for the fiscal years ended December 31, 2024 and December 31, 2023.
The following table presents fees for professional services rendered by GBQ for 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees	$185,000	$185,000
Audit-Related Fees	866	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$185,866	$185,000
Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered. Audit Fees for 2024 and 2023, include fees billed by GBQ for professional services rendered in 2024 and 2023, including audit services related to quarterly reviews and audits of consolidated financial statements, and also include services related to reviews in connection with SEC filings and related consents, and other consultations.
Audit-Related Fees. “Audit-Related Fees” include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees. “Tax Fees” include professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.
Because we are a smaller reporting company, for both 2024 and 2023, we were not required to obtain an attestation report with respect to our internal control over financial reporting from our independent registered public accounting firm. Therefore, no fees related to that attestation report were incurred.
Pre-Approval Policies and Procedures
It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by GBQ during 2024 and 2023.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL.

PROPOSAL NO. 3: SAY-ON-PAY PROPOSAL

As required by federal securities laws, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies. At the Annual Meeting, stockholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the proxy statement, dated April 28, 2025, is hereby approved on an advisory basis.”

Our policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. Your advisory vote on this particular proposal is not intended to address any specific element of the compensation of our Named Executive Officers; rather, the vote relates to our general executive compensation program, which is described in greater detail under the “Executive Compensation and Other Information” heading of this Proxy Statement.

Although this vote is not binding on the Company, we value your opinion and our Compensation Committee will consider the results of your vote on this proposal when making future decisions relating to our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

PROPOSAL NO. 4: SAY-ON-FREQUENCY PROPOSAL
The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC.
Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.
After careful consideration, our Board has determined that an advisory vote on executive compensation once every two years is the best approach for the Company, and therefore our Board recommends that you vote for a two-year interval for the advisory vote on executive compensation.
Our Board recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every two years will provide our stockholders with adequate input. The Board believes that a two-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the two-year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation. Any stockholder who desires to provide input before the expiration of two years is welcome to contact the Board.
The frequency vote is non-binding. Stockholder approval of a one, two, or three-year frequency vote will not require us to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with our Board and/or its committees. Although the frequency vote is non-binding, our Board and the Compensation Committee will consider the outcome of the frequency vote when making future decisions regarding the frequency of future say-on-pay votes.
The proxy card provides stockholders with four choices (every year, every two years, every three years or abstain). Proxies submitted without direction pursuant to this solicitation will be voted to hold a say-on-pay vote every two years.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY TWO YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of common stock as of the Record Date, as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of the Company’s current directors and Named Executive Officers listed below, and (iii) all current executive officers and directors of the Company as a group. Unless otherwise specified, the address for each executive officer and director is 32000 Aurora Road, Suite B, Solon Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

	Shares Beneficially Owned
			Percent of Outstanding Common Stock (1)
Name and Address
5% Stockholders
Jay (Chiao Chieh) Huang	784,163	(3)	14.6%
Sander Electronic CO., LTD.	534,592	(3)	10.0%
Inwood Holding Limited	428,077	(3)	8.0%
Man Bo Hotel CO LTD	390,244	(4)	7.3%
Lee Chu Cheng	285,257		5.3%
Ming-Hsiang Huang	283,019		5.3%

Directors, Named Executive Officers and Current Directors and Executive Officers as a Group
Kin-Fu Chen	2,852	(4)	*
Gina (Mei -Yun) Huang	—	(2)
Wen-Jeng Chang	—
Chao-Jen Huang	—
Shou-Jang Lee	—
Wen-Cheng Chen	—
Jay (Chiao Chieh) Huang	See “5% Stockholders” above
Randy Gianas	1,627	(5)	*
All Current Directors and Executive Officers as a Group (8 persons)	2,141,555		39.9%

*Less than one percent

(1)
Based on 5,364,368 shares of common stock outstanding as of the Record Date. In addition, shares of common stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of the Record Date, or pursuant to restricted stock units (“RSUs”) scheduled to vest within 60 days of the Record Date, are included in the reported beneficial holdings of the individual owning such options or RSUs. Pursuant to SEC rules, these issuable shares of common stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2)
On January 30, 2020, James Tu and Gina Huang and certain of their respective controlled affiliates (the “Schedule 13D Parties”) filed a Schedule 13D/A that indicated that they may be deemed to be members of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) promulgated thereunder). This number reflects the beneficial ownership of the group collectively. For information regarding the beneficial ownership of Ms. Huang and Mr. Tu individually. The address for the Schedule 13D Parties is 1 Bridge Plaza North, #275, Fort Lee, New Jersey 07024. Based on our shareholder records as of the Record Date, and in the absence of any coordinated ownership or voting arrangements known to the Company, we do not believe these individuals and entities continue to constitute a group for purposes of beneficial ownership disclosure.

(3)
Mr. Huang has shared voting and dispositive power over 1,746,832 shares of common stock held by Sander Electronic CO., LTD. and Inwood Holding Limited. Sander Electronic CO., LTD. and Inwood Holding Limited is a controlled affiliate of Mr. Huang.

(4)	Mr. Chen has shared voting and dispositive power over 393,096 shares of common stock held by Man Bo Hotel CO LTD. Man Bo Hotel CO LTD is a controlled affiliate of Mr. Chen.
(5)	Includes options exercisable to purchase a total of 1,627 shares of common stock, consisting of 1,428 shares at an exercise price of $3.04, 142 shares of common stock at an exercise price of $38.29, and 57 shares of common stock at an exercise price of $48.79, that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2024 Summary Compensation Table

During 2024, there was no transition in the Company's executive leadership.

The following table sets forth information about the compensation of Ms. Matt, our former Chief Executive Officer, (who served as our principal executive officer until August 24, 2023), Mr. Warren, our former Senior Vice President ,General Counsel and Corporate Secretary (who served as our principal financial officer until July 31, 2023), Mr. Galluccio, our former Senior Vice President, Product Management and Engineering (who served as our named executive officer until April 30, 2023) , Mr. Huang, our Chief Executive Officer, and Mr. Randy , our Senior Vice President.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lesley A. Matt (1)	2023	179,028	—	—	—	—	—	179,028
Former Chief Executive Officer

James R. Warren (2)	2023	147,149	—	—	—	—	—	147,149
Former Senior Vice President, General Counsel and Corporate Secretary

Gregory S. Galluccio (3)	2023	3,964	—	—	—	—	—	3,964
Former Senior Vice President, Product Management and Engineering

Jay (Chiao Chieh) Huang	2023	3	—	—	—	—	—	3
Chief Executive Officer	2024	12	—	—	—	—	—	12

Randy Gianas	2023	149,999	—	—	—	—	—	149,999
Senior Vice President	2024	150,924	—	—	—	—	—	150,924

1.Effective August 24, 2023, Ms. Matt ceased serving as our Chief Executive Officer, and her employment with the Company ended on the same day.
2.Effective July 31, 2023, Mr. Warren ceased serving as our Senior Vice President, General Counsel and Corporate Secretary and his employment with the Company ended on the same day.
3.Effective April 30, 2023, Mr. Galluccio ceased serving as our Senior Vice President, Product Management and Engineering and his employment with the Company ended on the same day.

Narrative Disclosure to 2025 Summary Compensation Table

The Compensation Committee generally has the responsibility of administering our executive compensation program or making recommendations to the full Board with respect to such program. The Compensation Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash incentives for executive officers, and administers our stock incentive plans, including grants of stock options and RSUs.

Compensation Philosophy and Objectives

Our principal executive compensation philosophy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our management employees with those of our stockholders. In administering the executive compensation program, the Compensation Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•Base salaries for executive officers should be competitive;
•A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders;
•The variable part of annual compensation should reflect both individual and corporate performance; and
•As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives and help to align further the interests of executives and stockholders in the enhancement of stockholder value.
Executive officer compensation has three primary components: base salary, incentives granted under our cash incentive plan, and stock-based awards granted pursuant to the 2020 Plan. In addition, executive officers may receive certain perquisites and personal benefits, plus benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.

For each Named Executive Officer’s compensation for 2024, the Compensation Committee reviewed the proposed level for each compensation component based on various factors, including at a very general level the median level for the position reflected in the 2023 survey information and other competitive market factors, internal equity and consistency considerations, and an emphasis on pay for performance.

2024 Base Salaries

The Compensation Committee seeks to establish executive officer base salary levels that are competitive compared to our general sense of median salary amounts paid to comparable executives in the market. The Compensation Committee also takes into account a number of largely subjective factors, including changes in an individual’s duties and responsibilities, the personal performance of such executive officer during the prior year, the performance of the Company during the prior year, cost-of-living increases, and such other factors as the Compensation Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.

Regarding the Named Executive Officers’ annual base salary rates: Mrs. Matt’s salary increased from $70,000 to $179,028 in 2023 and she resigned on August 24, 2023; Mr. Huang’s salary increased from $3 to $12 in 2024 ; Mr. Giannas’s salary increased from $149,999 to $150,924 in 2024; Mr. Warren’s salary decreased from $234,038 to $147,149 in 2023 prior and he resigned on July 31, 2023; and Mr. Galluccio’s salary decreased from $166,961 to $3,964 in 2023 prior and he resigned on April 30, 2023.

2024 Departure, Termination or Change in Control Benefits

Except as set forth below, during 2024, we were not a party to any severance or change in control agreements with any of the Named Executive Officers. We also had no plans, contracts or arrangements (other than those regarding our equity incentive awards described above) during 2024 that provide for payments or benefits to the named executive officers for any departure or termination event, such as death, disability, or termination without cause.

Employment Agreements with Named Executive Officers

We do not have employment agreements with any of our named executive officers other than Jay (Chiao-Chieh) Huang, the CEO of Energy Focus, Inc. which he has signed an employment agreement with Energy Focus, Inc. with a start date of August 25, 2023. The annualized base salary is $12.00.

2024 Savings Plan and Other Benefits

We have established a tax qualified 401(k) plan for our employees, including the named executive officers. The Company does not contribute to this plan.

Our named executive officers are eligible to participate in the same medical, life and disability insurance programs and other welfare plans as the rest of our employees, plus our Employee Stock Purchase Plan, including on substantially similar terms. Previously, certain of our named executive officers received Company-paid contributions for life insurance and supplemental disability policy, as described in the 2024 Summary Compensation Table above.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our named executive officers as of December 31, 2024:

		Option Awards				Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (# Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Jay Huang	12/31/2024	—	—	—	—	—	—
	12/31/2023	—	—	—	—	—	—
Randy Gianas	12/31/2024	—	—	—	—	—	—
	4/28/2023	—	1,428	$3.04	4/28/2033	—	—

Equity Compensation Plan Information
The following table details information regarding our existing equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	30,566	$5.58	505,293 (1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	30,566	$5.58	505,293 (1)
(1)
Includes 24,552 shares available for issuance under the Energy Focus, Inc. 2013 Employee Stock Purchase Plan and 480,741 shares available for issuance under the 2020 Plan, which may be issued in the form of options and other equity-based awards.

Pay Versus Performance
The following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2024 for this Proxy Statement’s Named Executive Officers, as well as our named executive officers from our 2024 Proxy Statement (each of 2022, 2023 and 2024, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:
•The information in columns (b) and (d) of the PVP Table comes directly from this year’s (or the prior year’s) Summary Compensation Table, without adjustment;
•As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts may not necessarily reflect the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years, respectively; and
•As required by the SEC’s PVP rules, we provide information in the PVP Table below about our cumulative absolute total shareholder return (“TSR”) results and our U.S. GAAP net income results (“Net Income”) during the Covered Years. We did not, however, actually base any compensation decisions for the PVP NEOs on, or link any PVP NEO pay to, TSR because this metric is not used in our short-term or long-term incentive plans during the Covered Years. As a result, we did not design our PVP NEO compensation to move in tandem with improving, declining or steady achievement in TSR We did, however, actually base compensation decisions regarding a portion of the Company financial component of our short-term cash incentive plan to Net Income as discussed above. As a result, a meaningful portion of our PVP NEO cash compensation was impacted by Net Income performance compared to targets established by the Board during the Covered Years.

PAY VERSUS PERFORMANCE(1)
Year (a)	Summary Compensation Table (“SCT”) Total for PEO (b)				Compensation Actually Paid to PEO (c)(1)				Average SCT Total for Non-PEO Named Executive Officers (d)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)(4)	Net Income (g)(5)
	Tu	Socolof	Matt	Huang	Tu	Socolof	Matt	Huang
2024	NA	NA	NA	$12	NA	NA	NA	$12	$149,999	$122,493	$97.04	$(1,582)
2023	NA	NA	$179,028	$3	NA	NA	$97,518	$3	$301,112	$198,180	$24.11	$(4,293)
2022	$200,635	$72,211	$163,125	NA	$2,647	$73,161	$104,921	NA	$217,989	$160,703	$7.82	$(10,279)

(1)
For the full year 2024, Mr. Huang was our PEO. For 2023, Mr. Huang was our principal executive officer (“PEO”) from August 25, 2023 through December 31, 2023, and Ms. Matt was our PEO from January 1, 2023 through August 24, 2023. For 2022, Mr. Tu was our PEO from January 1, 2022 through January 10, 2022, Mr. Socolof was our PEO from January 11, 2022 through September 10, 2022, and Ms. Matt was our PEO from September 11, 2022 through December 31, 2022.

(2)
For 2024, our non-PEO named executive officers were Randy. For 2023, our non-PEO named executive officers were Messrs. Warren and Randy. For 2022, our non-PEO named executive officers were Messrs. Warren and Galluccio.

(3)
For each of 2024, 2023 and 2022 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO(s) and the average compensation “actually paid” to our non-PEO named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) for such Covered Year the following amounts:

(4)
For each Covered Year, our total shareholder return was calculated beginning with our closing price on on the Nasdaq Capital Market on December 31, 2021 through and including the last day of the Covered Year (each one-year and two-year period, a “Measurement Period”), converted into a fixed investment of one hundred dollars in our Common Stock. As we did not issue dividends during the Measurement Period, the closing price of our Common Stock at the end of each Measurement Period was used to produce the Covered Year-end values of such investment as of the end of 2024, 2023 and 2022, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(5)	Net Income is disclosed in thousands and reflects our GAAP Net Income.
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the executive compensation actually paid to the PEO and the average of the executive compensation actually paid to our non-PEO PVP NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above. “Compensation actually paid,” as required under SEC rules, reflects adjusted values for unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but may not necessarily reflect actual amounts paid out for those awards. For a discussion of how our Compensation Committee and Board assessed our NEOs’ pay in each of the Covered Years, see the “Narrative Disclosure to 2022 Summary Compensation Table” section above in this Proxy Statement and in the prior year’s proxy statement.

Relationship of Compensation Actually Paid to
Total Shareholder Return
240,000
160,000
80,000
0
120.00
80.00
40.00
0.00
Compensation Actually Paid
(in thousands)
Total Shareholder Return
2022
2023
2024
Covered Year
Socolof CAP
Matt CAP
Huang CAP
Avg. Non-PEO NEO CAP
Company TSR

Relationship of Compensation Actually Paid to Company Net Income
240,000
160,000
80,000
0
Compensation Actually Paid (in thousands)
0
(4,000)
(8,000)
(12,000)
Net Loss (in thousands)
2022
2023
2024
Covered Year
Socolof CAP
Matt CAP
Huang CAP
Avg. Non-PEO NEO CAP
Net Income

DIRECTOR COMPENSATION
We use a combination of cash and to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors expend in fulfilling their duties and the skill level required, and more generally the compensation of Board members at comparable companies.
Our Board approved the following annual cash and stock-based compensation for non-employee directors in 2024:

Annual Cash Director Retainer	$ 4,000	$12/CEO
Additional Annual Cash Retainers:
Chairman / Lead Independent Director	$ 12
Audit and Finance Committee Chair	$ 16,000
Audit and Finance Committee Member	$ 8,000
Compensation Committee Chair	$ 8,000
Compensation Committee Member	$ 4,000
Nominating and Corporate Governance Committee Chair	$ 8,000
Nominating and Corporate Governance Committee Member	$ 4,000

(1) Mr. Huang has served as the company's Chief Executive Officer since August 25, 2023, and voluntarily accepts an annual salary of $12 due to the Company's losses.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2024.

2024 Director Compensation

Name	Board	Audit	Compensation	Nominating and Corporate Governance	Total ($)
Mr. Kin-Fu Chen	12				12
Ms. Gina Huang	4,000	8,000	4,000	4,000	20,000
Mr. Wen-Jeng Chang	4,000	8,000	8,000	4,000	24,000
Mr. Chao-Jen Huang	4,000			8,000	12,000
Mr. Shou-Jang Lee	4,000		4,000	4,000	12,000
Mr. Wen Cheng Chen	4,000	16,000	4,000		24,000
Mr. Jay Huang	12				12
				Total	92,024

1. The current board of directors have been paid 50% of their remuneration in cash by the end of January 2025, and the other 50% of their remuneration will be paid in stock by the end of July 2025.
2. The stock price for calculating the board members’ stock remuneration should be based on the closing price of EFOI on the NASDAQ on the day before the stock remuneration is issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

The Audit and Finance Committee is responsible to review, approve and oversee any transaction between the Company and any related person and other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures.

•Jay Huang (“Mr. Huang”), who:
◦is now a member of our Board and CEO;
◦is the Chairperson of Sander Electronic CO., LTD.;
◦has voting and dispositive power over the common stock beneficially owned by Sander Electronic CO., LTD.;
◦During 2023 and 2024, the Company has purchased $2,629,939 and $603,957 of products including components from Sander. The terms of all transactions with Sander are fair and reasonable to the Company and also in line with the Company' business interests.
◦On June 21, 2024, the Company entered into a securities purchase agreement with Sander Electronic CO., LTD., a shareholder of the Company controlled by Mr. Chiao Chieh (Jay) Huang, CEO of the Company, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 534,591 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “June 2024 Private Placement”). Consideration for the transaction included an exchange of 850 thousand. Aggregate gross proceeds to the Company in respect of the June 2024 Private Placement were approximately 850 thousand. The June 2024 Private Placement closed on June 21, 2024.
◦On June 29, 2023, the Company entered into a securities purchase agreement with certain purchasers, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 746,875 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.76 (the “June 2023 Private Placement”). One of the purchasers was Mr. Huang, the Company’s CEO. Aggregate gross proceeds to the Company in respect of the June 2023 Private Placement were approximately $1.3 million. The June 2023 Private Placement closed on June 29, 2023.
◦On March 28, 2023, the Company entered into a securities purchase agreement with Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell, in a private placement (the “March 28, 2023 Private Placement”), 15,500 shares of the Company’s common stock for a purchase price of $3.55 per share.
◦On January 17, 2023, the Company entered into a securities purchase agreement (the “Sander Purchase Agreement”) with certain purchasers associated with Sander Electronics, Inc., pursuant to which the Company agreed to issue and sell in a private placement (the “Sander Private Placement”) an aggregate of 778,017 shares of common stock for a purchase price per share of $3.51. Consideration for the transaction included exchange of approximately $657 thousand in the aggregate of outstanding amounts on previous short-term bridge financings, including certain short-term unsecured promissory notes issued to Ms. Huang in 2022issued to Mr. Huang. Aggregate gross proceeds from the Sander Private Placement were approximately $2.1 million. The Sander Private Placement was priced at-the-market under the Nasdaq rules.
•Mei Yun (Gina Huang) (“Ms. Huang”), who:
◦is now a member of our Board;
◦On March 30, 2023, the Company entered into a securities purchase agreement with Ms. Huang, a member of the Board of Directors, pursuant to which the Company agreed to issue and sell, in a private placement (collectively with the March 28, 2023 Private Placement, the “March 2023 Private Placements”), 71,428 shares of the Company’s common stock for a purchase price of $3.50 per share. Aggregate gross proceeds to the Company in respect of the March 2023 Private Placements were $305 thousand. Each of the March 2023 Private Placements was priced at-the-market under the Nasdaq rules.

◦On February 24, 2023, the Company entered into a securities purchase agreement with Ms. Huang, a member of the Board of Directors, pursuant to which the Company agreed to issue and sell, in a private placement (the “February 2023 Private Placement”), 114,744 shares of the Company’s common stock, for a purchase price of $3.49 per share. Gross proceeds to the Company in respect of the February 2023 Private Placement were $400 thousand. The February 2023 Private Placement was priced at fair market value under the Nasdaq rules.
◦On January 5, 2023, the Company entered into a securities purchase agreement with Ms. Huang, pursuant to which the Company agreed to issue and sell, in a private placement, 36,828 shares of the Company’s common stock, for a purchase price of $2.72 per share. On January 10, 2023, the Company entered into a securities purchase agreement with Ms. Huang, pursuant to which the Company agreed to issue and sell, in a private placement, 46,543 shares of the Company’s common stock for a purchase price of $3.22 per share. Aggregate gross proceeds to the Company in respect of these private placements to Ms. Huang were $250 thousand. Each of the private placements to Ms. Huang was priced at fair market value under the Nasdaq rules.
◦On January 17, 2023, the Company and Ms. Huang entered into exchange agreements pursuant to which the Company and Ms. Huang agreed to exchange the approximately $817 thousand aggregate outstanding amounts on previous short-term bridge financings, including certain short-term unsecured promissory notes issued to Ms. Huang in 2022, for an aggregate of 207,371 shares of common stock at a price per share of $3.94. The exchanges were priced at fair market value under the Nasdaq rules.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than 10% of a registered class of our equity securities, who collectively we generally refer to as insiders, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such insiders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe that all of our insiders filed the required reports on a timely basis under Section 16(a) for fiscal year 2024.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and GBQ the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2024 fiscal year. The Audit and Finance Committee has also discussed with GBQ the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from GBQ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with GBQ its independence from Energy Focus.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2024 fiscal year for filing with the SEC.

Submitted by the Audit and Finance Committee
Wen Cheng Chen, (Chair)
Gina Huang

Wen Jeng Chang

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our proxy statement for the 2026 Annual Meeting of Stockholders must submit the proposal in writing to the Corporate Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than January 12, 2026 pursuant to Rule 14a-8(e) under the Exchange Act, assuming that the date of the 2026 Annual Meeting will occur within 30 days of the anniversary of the 2025 Annual Meeting.

A stockholder who wishes to present a proposal at the 2026 Annual Meeting without having it appear in the proxy statement must submit notice of the proposal in writing to our Corporate Secretary no earlier than the close of business on February 15, 2026 and no later than the close of business on March 16, 2026, assuming that the date of the 2026 Annual Meeting will occur within 30 days of the anniversary of the 2025 Annual Meeting, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2026 Annual Meeting is more than 30 days before or after the anniversary of the 2025 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company’s proxy statement) or the Company’s Bylaws (for all other proposals).

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees for election at the 2026 Annual Meeting other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company’s Corporate Secretary at the Company’s principal executive offices no later than April 15, 2026, the date that is 60 calendar days prior to the first anniversary of the 2025 Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2025 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of directors, the ratification of the independent accounting firm and the adoption of the Amendment to the Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocus.com.
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139

Dated: April 28, 2025

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V72019-P25341 ENERGY FOCUS, INC. C/O BROADRIDGE CORPORATE ISSUER P.O. BOX 1342 BRENTWOOD, NY 11717 ENERGY FOCUS, INC. 2025 Annual Meeting Vote by June 11, 2025 11:59 PM ET You invested in ENERGY FOCUS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 12, 2025. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 12, 2025 9:00 AM ET Virtually at: www.virtualshareholdermeeting.com/EFOI2025

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V72020-P25341 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To elect seven directors, each to serve until Annual Meeting of Stockholders until the next annual meeting or until their successors are elected and appointed. For Nominees: 01) Kin-Fu Chen 02) Jay (Chiao-Chieh) Huang 03) Wen-Jeng Chang 04) Shou-Jang Lee 05) Chao-Jen Huang 06) Wen-Cheng Chen 07) Gina (Mei-Yun) Huang 2. To ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025. For 3. To consider and approve, on an advisory basis, the compensation of our named executive officers. For 4. To consider and approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers. 2 Years NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72011-P25341 01) Kin-Fu Chen 02) Jay (Chiao-Chieh) Huang 03) Wen-Jeng Chang 04) Shou-Jang Lee 05) Chao-Jen Huang 06) Wen-Cheng Chen 07) Gina (Mei-Yun) Huang ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 3 Years1 Year 2 Years Abstain THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 AND 3: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "EVERY TWO YEARS": 2. To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the year ending December 31, 2025. 3. To consider and approve, on an advisory basis, the compensation of our named executive officers. 4. To consider and approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers. 1. To elect seven directors, each to serve until the Annual Meeting of Stockholders until the next annual meeting or until their successors are elected and appointed. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ENERGY FOCUS, INC. Nominees: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE FOLLOWING: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! !!! SCAN TO VIEW MATERIALS & VOTEw ENERGY FOCUS, INC. C/O BROADRIDGE CORPORATE ISSUER P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EFOI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing by 11:59 P.M. ET, on June 11, 2025, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72012-P25341 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS THURSDAY, JUNE 12, 2025 AT 9:00 AM, EASTERN TIME Access to this year's virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/EFOI2025. A replay of the meeting will be available for 1 year. ENERGY FOCUS, INC. Annual Meeting of Stockholders June 12, 2025, 9:00 AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Jay Huang and Randy Gianas, or any of them, proxies and attorneys-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of capital stock of Energy Focus, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast only at www.virtualshareholdermeeting.com/EFOI2025, at 9:00 AM, Eastern Time, on June 12, 2025, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement for the Company's 2025 Annual Meeting of Stockholders, receipt of which is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side